Exhibit 99.2

February 21, 2006

FOR IMMEDIATE RELEASE	Contact:	Michael Stick, General Counsel
Xerium Technologies, Inc.
508-532-1726
ir@xerium.com

	Media:	Mary T. Conway
Conway Communications
617-244-9682
mtconway@att.net

XERIUM TECHNOLOGIES ANNOUNCES QUARTERLY CASH DIVIDEND

YOUNGSVILLE, NC, FEBRUARY 21, 2006 – Xerium Technologies, Inc. (NYSE: XRM), a leading global manufacturer of clothing and roll covers used primarily in the paper production process, today announced that its Board of Directors has declared a cash dividend of $0.225 per share of common stock payable on March 15, 2006 to shareholders of record as of the close of business on March 3, 2006.

ABOUT XERIUM TECHNOLOGIES

Xerium Technologies, Inc. (NYSE: XRM) is a leading global manufacturer and supplier of two types of products used primarily in the production of paper: clothing and roll covers. The Company, which operates around the world under a variety of brand names, owns a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 36 manufacturing facilities in 15 countries around the world, Xerium Technologies has approximately 3,900 employees.

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